Trust
Fund Name
Issuer
Date of
Purchase
Aggregate
principal
amount of
purchase
Aggregate
principal
amount of
offering
Purchase
price (net of
fees and
expenses)
Date offering
commenced
Price paid by
each
purchaser of
these
securities in
this or any
concurrent
offering
Underwriter
from whom
purchased
Name of
Affiliated
Underwriter
(as defined in
the Rule 10f-3
procedures)
managing or
participating
in syndicate
(attach list of
all members
of syndicate)
Commission,
spread or
profit

STET
Short Duration
Muncipal
Saint Louis
Mo ARPT
Revenue
6/9/2017
1,000,000
1,055,090
105.519
6/9/2017
105.519
Hilltop
Wells Fargo
23.50%


STET
SEI Tax
Exempt Trust-
Intermediate
Term Bond
Fund
California St
C'26/100,
8/1/2035,5
3/8/2017
6,000,000
2,279,405,000
112.76
3/8/2017
112.76
Citigroup
Global
Markets, Inc
BNY Mellon
Capital
Markets, LLC
27.500%


STET
SEI Tax
Exempt Trust-
CA Muni
Bond Fund
California St
C'26/100,
8/1/2027,5
3/8/2017
3,000,000
2,279,405,000
118.13
3/8/2017
118.13
Citigroup
Global
Markets, Inc
BNY Mellon
Capital
Markets, LLC
25.000%